Exhibit 99.1

GLOSSARY OF TERMS AND ABBREVIATIONS (as used in this document)

Acronym	Terminology
Acres	Acres Gaming, Inc.
Anchor	Anchor Gaming
ARS	auction rate securities
ASC	Accounting Standards Codification
ASU	Accounting Standards Update
AVP®	Advanced Video Platform®
AWP	Amusement with Prize
Bonds	7.5% Notes due 2019
bps	basis points
CAD	Canadian dollars
CCSC	Colorado Central Station Casino
CDS	Central determination system
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CLS	China LotSynergy Holdings, Ltd.
CRM	Customer relationship marketing
Cyberview	Cyberview Technology, Inc.
DCF	discounted cash flow
Debentures	2.6% Convertible Debentures
DigiDeal	DigiDeal Corporation
EBIT	earnings before interest, tax
EBITDA	earnings before interest, tax, depreciation, and amortization
EPA	Environmental Protection Agency
EPS	earnings per share
GAAP	generally accepted accounting principles
G2S	Game-to-System
GSA	Gaming Standards Association
IGT	International Game Technology
IP	intellectual property
IRS	Internal Revenue Service
LIBOR	London Inter-Bank Offering Rate
LVGI	Las Vegas Gaming International
M-2-1	Million-2-1
MDA	management’s discussion and analysis
MLD®	Multi-Layer Display
MLP	multi level progressive
M-P	multi-player
MPU	micro processor unit
NCI	Noncontrolling Interest
Notes	3.25% Convertible Notes due 2014
NYSE	New York Stock Exchange
OSHA	Occupational Safety & Health Administration
pp	percentage points
PGIC	Progressive Gaming International Corporation
R&D	research and development
RG	responsible gaming
sbX™	IGT’s complete server-based player experience management solution
SEC	Securities and Exchange Commission
SIP	Stock Incentive Plan
UK	United Kingdom
US	United States
VIE	variable interest entity
VLT	video lottery terminal
VSOE	vendor specific other evidence
WAP	wide area progressive
WDG	Walker Digital Gaming, LLC
*	not meaningful (in tables)